UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 2, 2005 (January 27, 2005)

AVERY DENNISON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1 -7685	95-1492269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 North Orange Grove Boulevard Pasadena, California	91103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (626) 304-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Business Operations

Item 1.01 Material Definitive Agreement

On January 27, 2005, Avery Dennison Corporation (the “Company”) designated Robert G. van Schoonenberg, Executive Vice President, General Counsel and Secretary, as a participant in the Company’s Supplemental Executive Retirement Plan (“SERP”) and granted to Mr. van Schoonenberg a supplemental executive retirement benefit under which Mr. van Schoonenberg will be eligible to receive a SERP benefit equal to 51.75% at age 62 (or 57.5% at age 65) of his final average annual compensation (salary and bonus, as defined in his letter of grant) reduced by the Company’s annual contributions to Mr. van Schoonenberg’s saving plan (401(k)) and deferred compensation accounts, his social security payments and amounts otherwise payable to Mr. van Schoonenberg under the Company’s qualified pension and benefit restoration plans, with such SERP to vest at age 62 and to be payable at the time of his retirement from the Company on or after age 62. A copy of Mr. van Schoonenberg’s SERP letter of grant is attached as Exhibit 99.1 hereto.

On January 27, 2005, Avery Dennison Corporation (the “Company”) designated Daniel R. O’Bryant, Senior Vice President, Finance and Chief Financial Officer, as a participant in the Company’s Supplemental Executive Retirement Plan (“SERP”) and granted to Mr. O’Bryant a supplemental executive retirement benefit under which Mr. O’Bryant will be eligible to receive a SERP benefit equal to 28.875% at age 55 (or 52.5% at age 65) of his final average annual compensation (salary and bonus, as defined in his letter of grant) reduced by the Company’s annual contributions to Mr. O’Bryant saving plan (401(k)) and deferred compensation accounts, his social security payments and amounts otherwise payable to Mr. O’Bryant under the Company’s qualified pension and benefit restoration plans, with such SERP to vest at age 55 and to be payable at the time of his retirement from the Company on or after age 55. A copy of Mr. O’Bryant’s SERP letter of grant is attached as Exhibit 99.2 hereto.

Section 9 – Financial Statement and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1	SERP letter of grant to Mr. van Schoonenberg dated January 27, 2005

99.2	SERP letter of grant to Mr. O’Bryant dated January 27, 2005

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

Dated: February 2, 2005

AVERY DENNISON CORPORATION

By:	/s/ PHILIP M. NEAL
Philip M. Neal
Chairman and Chief Executive Officer